UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 13, 2017

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Professional Diversity Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 614-0950

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 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 13, 2017, Professional Diversity Network, Inc., a Delaware corporation (“PDN”), entered into a stock purchase agreement dated as of January 13, 2017 (the “Purchase Agreement”), with Cosmic Forward Limited, a Republic of Seychelles company and controlling stockholder of PDN (“CFL”).  Pursuant to the Purchase Agreement, PDN agreed to issue and sell to CFL (the “Share Issuance”), and CFL agreed to purchase, at a price of $9.60 per share (the “Per Share Price”), upon the terms and subject to the conditions set forth in the Purchase Agreement, 312,500 shares of PDN’s common stock, par value $0.01 per share (the “Common Stock”). The Per Share Price represents an approximately 3.1% premium to the $9.31 closing consolidated bid price of the Common Stock on January 12, 2017.

On January 18, 2017, PDN consummated the Share Issuance. As a result of the completion of the Share Issuance, as of January 18, 2017, CFL beneficially owned 54.64% of PDN’s outstanding shares of Common Stock, on a fully diluted basis.

PDN received total gross proceeds of $3.0 million from the Share Issuance and approximately $2.8 million in net proceeds from the Share Issuance, after payment of transaction-related expenses.

At the closing of the Share Issuance, and as contemplated by the Purchase Agreement, PDN entered into an amendment, dated as of January 18, 2017 (the “Amendment”), to the Stockholders’ Agreement, dated as of November 7, 2016 (the “Stockholders’ Agreement”), with CFL and each of its shareholders: Maoji (Michael) Wang, Jing Bo Song, Yong Xiong Zheng and Nan Nan Kou (the “CFL Shareholders”). Mr. Wang is a director and the Chief Executive Officer of PDN, and Mr. Song is Co-Chairman of the Board of Directors of PDN.

The Amendment increased the cap on the amount of Common Stock that the CFL Shareholders and their respective controlled affiliates (collectively, the “CFL Group”) may, directly or indirectly acquire, agree to acquire or publicly propose or offer to acquire from PDN, or pursuant to a tender or exchange offer for any shares of Common Stock, from 51% of the then outstanding shares of Common Stock, on a fully-diluted basis, to 54.64% of the then outstanding shares of Common Stock, on a fully-diluted basis. The Amendment also clarifies that the 312,500 shares of Common Stock purchased by CFL in the Share Issuance are subject to all of the restrictions contained in the Stockholders’ Agreement, as amended. All other terms and conditions of the Stockholders’ Agreement remain in full force and effect and were ratified and affirmed by the parties in the Amendment.

PDN retained Aegis Capital Corp. (“Aegis”) as the exclusive placement agent in connection with the transaction. Aegis received a cash placement fee of $144,000 in connection with the transaction.

The foregoing descriptions of the terms of the Purchase Agreement and the Amendment to the Stockholders’ Agreement are summaries only and do not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Purchase Agreement and the Amendment to the Stockholders’ Agreement, and are subject to and qualified in their entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Amendment to the Stockholders’ Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities

The description of the Share Issuance set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 3.02.

The shares of Common Stock issued to CFL in the Share Issuance were issued to CFL without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering. In determining that the foregoing exemptions are applicable to the Share Issuance pursuant to the Purchase Agreement, PDN relied on, among other things, CFL’s representation contained in the Purchase Agreement that it is acquiring the shares of Common Stock for its own account and not with a view towards, or for resale in connection with, any public sale or distribution thereof in violation of applicable securities laws. All certificates representing such shares of Common Stock will bear an appropriate restrictive legend indicating that such shares are subject to restrictions on transfer pursuant to the Stockholders’ Agreement, as amended, and that such shares are not being issued in a transaction registered under the Securities Act and therefore are subject to restrictions on transfer imposed under U.S. federal and state securities or “blue sky” laws.

Item 8.01.  Other Events.

On January 17, 2017, PDN issued a press release announcing the execution of the Purchase Agreement. On January 19, 2017, PDN issued a press release announcing the consummation of the transactions contemplated by the Purchase Agreement.  A copy of PDN’s press releases announcing the execution of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1	Stock Purchase Agreement, dated as of January 13, 2017, by and between Professional Diversity Network, Inc. and Cosmic Forward Limited.

10.2	Amendment dated as of January 18, 2017 to Stockholders’ Agreement, dated as of November 7, 2016, by and among PDN, CFL, Maoji (Michael) Wang, Jing Bo Song, Yong Xiong Zheng and Nan Nan Kou.

99.1	Press Release issued January 17, 2017, announcing the execution of the Purchase Agreement.

99.2	Press Release issued January 19, 2017, announcing the consummation of the transactions contemplated by the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2017	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Chris Wesser
Christopher Wesser
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of January 13, 2017, by and between Professional Diversity Network, Inc. and Cosmic Forward Limited.

10.2	Amendment dated as of January 18, 2017 to Stockholders’ Agreement, dated as of November 7, 2016, by and among PDN, CFL, Maoji (Michael) Wang, Jing Bo Song, Yong Xiong Zheng and Nan Nan Kou.

99.1	Press Release issued January 17, 2017, announcing the execution of the Purchase Agreement.

99.2	Press Release issued January 19, 2017, announcing the consummation of the transactions contemplated by the Purchase Agreement.